Exhibit 99.1 PRESS RELEASE

Sterling Contracts StockVest

VANCOUVER, BRITISH COLUMBIA -- (MARKET WIRE) -- 05/23/2011

Sterling Group Ventures, Inc. (the "Company") (OTCQB: SGGV)(FRANKFURT: GD7) advises that it has entered into a public relations contract with StockVest, a public relations firm headquartered in Oviedo, Florida.

The contract is for an initial three month term and various investor information services will be provided including news dissemination, representation at investment shows and features in the StockVest Quarterly.

The Company will issue 350,000 restricted shares of its common stock to StockVest as the full fee for the services to be rendered.

ON BEHALF OF THE BOARD OF DIRECTORS

Raoul Tsakok, Chairman & CEO

For further information, please contact:
Raoul Tsakok, Chairman , Richard Shao, PhD, President or Robert Smiley, JD, Director
Phone: (604) 689-4407 Fax: (604) 408-8515
Email: info@sterlinggroupventures.com

Any forward-looking statement in this press release is made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, economic and political factors, product prices and changes in international and local markets, as well as the inherent risks of the mining related business. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Cautionary Note to U. S. Investors Concerning Estimates of Measure, Indicated, and Inferred Resources and Reserves. Statements regarding resources and reserves have been based on audits conducted under Chinese methods of calculation which the SEC guidelines strictly prohibit in its filings.